UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2021

DecisionPoint Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-245695	37-1644635
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

DecisionPoint Systems, Inc. 8697 Research Drive Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 465-0065

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 24, 2021, stockholders of DecisionPoint Systems, Inc. (the “Company”)  holding more than a majority of the outstanding shares of Company common stock (the “Consenting Stockholders”) as of the record date of August 24, 2021, approved the following matter by written consent in lieu of a special meeting in accordance with the applicable provisions of the Delaware General Corporation Law and the Company’s Amended and Restated Bylaws:

Authorization of the Company’s Board of Directors (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio in the range of 1.5-for-one to 1-for-6 at any time prior to June 30, 2022, with the exact split ratio and timing to be determined in the Board’s sole and absolute discretion.

The Company will not effect the reverse stock split unless and until the Company takes all requisite actions required under Delaware law and as required by any applicable regulatory authority. The Board retains sole discretion to implement or abandon a reverse stock split, based on its determination of whether effecting a reverse stock split is advisable and in the best interests of the Company and its stockholders.

As of the date of this report Consenting Stockholders from whom the Company obtained the written consent in lieu of a meeting held in the aggregate 8,123,199 shares of Company common stock representing approximately 59% of the issued and outstanding shares of Company common stock. As the authority to effect a reverse stock split was approved by written consent, there were no votes against, abstaining or broker non-votes in relation to this matter.

Item 8.01 Other Events.

On or about August 30, 2021 the Company distributed, or otherwise made available, additional information to its stockholders regarding the authority granted to the Board by the Consenting Stockholders and the reverse stock split that may be later be effected by the Company. A copy of that notice is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Notice to Stockholders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: August 30, 2021	By:	/s/ Melinda Wohl
Name: Melinda Wohl
Title: Vice President Finance and Administration

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